Exhibit 4.31

LUDWIG ENTERPRISES, INC.

1749 Victorian Avenue Ste C-350 Sparks, Nevada 89431 www.Ludwigent.com

September 30, 2023

 AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This 30 of September 2023 I, Steven Preiss (“Note Holder”) do herein agree to extend the Maturity Date on a Promissory Note

Dated September 1, 2022 with Ludwig Enterprises, Inc. (LUDG) to April 1, 2024, or from Ludwig Enterprises, Inc’s SEC S-1 funding whichever shall come first.

In consideration for execution of this extension LUDG will forth with issue me 60,000 common restricted of LUDG stock.

 Note Holder: